EXHIBIT 4.1

AMENDMENT NO. 4

AMENDMENT NO. 4 dated as of September 29, 2003, among SMITHFIELD FOODS, INC., a corporation duly organized and validly existing under the laws of the State of Virginia (the “Borrower”); each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”); and JPMORGAN CHASE BANK in its capacity as administrative agent for the lenders party to the below-referenced Credit Agreement (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Subsidiary Guarantors, the lenders named therein and the Administrative Agent are parties to a Multi-Year Credit Agreement dated as of December 6, 2001 (as heretofore modified and supplemented and in effect on the date hereof, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Lenders to the Borrower in an aggregate principal or face amount not exceeding $900,000,000.

The Borrower wishes to amend the Credit Agreement in certain respects and, in that connection, the Administrative Agent has been granted authority by the Required Lenders (as defined in the Credit Agreement) to execute and deliver this Amendment No. 4. Accordingly, the Obligors and the Administrative Agent on behalf of the Required Lenders, hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 4, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Restrictive Agreements. Clause (a) of Section 6.08 of the Credit Agreement shall be amended to read in its entirety as follows:

“(a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets as collateral security for any obligations of the Borrower or any such Subsidiary under the Loan Documents, or”

Amendment No. 4

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in Article III of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article III to “this Agreement” included reference to this Amendment No. 4.

Section 4. Condition Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon the execution and delivery of counterparts of this Amendment No. 4 by the Obligors and the Administrative Agent.

Section 5. Miscellaneous. Except as provided herein, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 4 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 4 by signing any such counterpart. This Amendment No. 4 shall be governed by, and construed in accordance with, the law of the State of New York.

Amendment No. 4

IN WITNESS WHEREOF, this Amendment No. 4 has been duly executed as of the date first written above.

SMITHFIELD FOODS, INC.

By:	/s/ Orville G. Lunking
Name: Orville G. Lunking
Title: Corporate Treasurer

SUBSIDIARY GUARANTORS

CODDLE ROASTED MEATS, INC.	BROWN’S OF CAROLINA LLC
GWALTNEY OF SMITHFIELD, LTD.	CARROLL’S FOODS LLC
HANCOCK’S OLD FASHIONED COUNTRY HAM, INC.	CARROLL’S FOODS OF VIRGINIA LLC
IOWA QUALITY MEATS, LTD.	CENTRAL PLAINS FARMS LLC
JOHN MORRELL & CO.	CIRCLE FOUR LLC
LYKES MEAT GROUP, INC.	MURPHY FARMS LLC
MOYER PACKING COMPANY	QUARTER M FARMS LLC,
MURCO FOODS, INC.	each a Delaware limited liability company
NORTH SIDE FOODS CORP.
PACKERLAND PROCESSING COMPANY, INC.	By	MURPHY-BROWN LLC,
PACKERLAND HOLDINGS, INC.		a Delaware limited liability company,
PATRICK CUDAHY INCORPORATED		as a sole member of each
PREMIUM PORK, INC.
QUIK-TO-FIX FOODS, INC.
STADLER’S COUNTRY HAMS, INC.		By	JOHN MORRELL & CO.,
SUN LAND BEEF COMPANY			a Delaware corporation,
SUNNYLAND, INC.			as its sole member
THE SMITHFIELD COMPANIES, INC.
THE SMITHFIELD PACKING COMPANY, INCORPORATED			/s/ Orville G. Lunking
STEFANO FOODS, INC.			Name: Orville G. Lunking
THE SMITHFIELD HAM AND PRODUCTS COMPANY, INCORPORATED			Title: Treasurer

By: /s/ Orville G. Lunking
Name: Orville G. Lunking
Title: Treasurer

Amendment No. 4

MURPHY-BROWN LLC,		GREAT LAKES CATTLE CREDIT COMPANY, LLC,
a Delaware limited liability company		a Delaware limited liability company,

By	JOHN MORRELL & CO.,
	a Delaware corporation,	By	PACKERLAND HOLDINGS,
	as its sole member		INC., a Delaware corporation,
as its sole member
/s/ Orville G. Lunking
	Name: Orville G. Lunking Title: Treasurer		/s/ Orville G. Lunking
Name: Orville G. Lunking
Title: Treasurer

ADMINISTRATIVE AGENT

JPMORGAN CHASE BANK, as
Administrative Agent

By:	/s/ B.B. Wuthrich
Name: B.B. Wuthrich
Title: Vice President

Amendment No. 4